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                                   EXHIBIT 21

                      SUBSIDIARIES OF MASSEY ENERGY COMPANY



                                                   JURISDICTION OF
NAME                                          INCORPORATION/FORMATION


      A. T. Massey Coal Company, Inc.                      Virginia
 (1)  Elk Run Coal Company, Inc.                           West Virginia
 (2)  Appalachian Capital Management Corp.                 West Virginia
 (2)  Aracoma Coal Company, Inc.                           West Virginia
 (2)  Black King Mine Development Co.                      West Virginia
 (2)  Hazy Ridge Coal Company                              West Virginia
 (2)  Independence Coal Company, Inc.                      West Virginia
 (2)  Joboner Coal Company                                 Kentucky
 (2)  Kanawha Energy Company                               West Virginia
 (2)  Marfork Coal Company, Inc.                           West Virginia
 (2)  Marshall Venture Capital Corp.                       West Virginia
 (2)  Massey Capital Management Corp.                      West Virginia
 (2)  Massey New Era Capital Corp. (less than 100%)        West Virginia
 (2)  New Massey Capital Corp. (less than 100%)            West Virginia
 (2)  Preferred Management Capital Corp. (less than 100%)  West Virginia
 (2)  Rawl Sales Venture Capital Corp.                     West Virginia
 (2)  Spartan Mining Company                               West Virginia
 (2)  Sprouse Creek Venture Capital Corp. (less than 100%) West Virginia
 (2)  Support Mining Company                               West Virginia
 (2)  Thunder Mining Company                               West Virginia
 (1)  Martin County Coal Corporation                       Kentucky
 (3)  Foothills Coal Company                               West Virginia
 (3)  Knox Creek Coal Corporation                          Virginia
 (3)  Pilgrim Mining Company, Inc.                         Kentucky
 (3)  Tennessee Consolidated Coal Company                  Tennessee
 (1)  Sidney Coal Company, Inc.                            Kentucky
 (4)  Delbarton Mining Company                             West Virginia
 (4)  DRIH Corporation                                     Delaware
 (4)  Green Valley Coal Company                            West Virginia
 (4)  Greyeagle Coal Company                               Kentucky
 (4)  Logan County Mine Services, Inc.                     West Virginia
 (4)  New Ridge Mining Company                             Kentucky

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 (4)  Nicholas Energy Company                              West Virginia
 (5)  Alex Energy, Inc.                                    West Virginia
 (5)  Power Mountain Coal Company                          West Virginia
 (4)  Peerless Eagle Coal Co.                              West Virginia
 (4)  Road Fork Development Company, Inc.                  Kentucky
 (4)  White Buck Coal Company                              West Virginia
 (1)  Massey Coal Sales Company, Inc.                      Virginia
 (6)  Boone East Development Co.                           West Virginia
 (6)  Boone West Development Co.                           West Virginia
 (6)  Central Penn Energy Company, Inc.                    Pennsylvania
 (6)  Central West Virginia Energy Company                 West Virginia
 (6)  Ceres Land Company                                   West Virginia
 (6)  Demeter Land Company                                 West Virginia
 (6)  Douglas Pocahontas Coal Corporation                  West Virginia
 (6)  Haden Farms, Inc.                                    Virginia
 (6)  Lauren Land Company                                  Kentucky
 (6)  Massey Coal Export, Ltd.                             Barbados
 (6)  Massey Coal Services, Inc.                           West Virginia
 (6)  Massey Consulting Services, Inc.                     Virginia
 (6)  New Market Land Company                              West Virginia
 (6)  New River Energy Corporation                         West Virginia
 (6)  Scarlet Land Company                                 Pennsylvania
 (6)  SC Coal Corporation                                  Delaware
 (1)  Long Fork Coal Company                               Kentucky
 (7)  Bandmill Coal Corporation                            West Virginia
 (7)  Bandytown Coal Company                               West Virginia
 (7)  Big Bear Mining Company                              West Virginia
 (7)  Cabinawa Mining Company                              West Virginia
 (7)  Clear Fork Coal Company                              West Virginia
 (7)  Dehue Coal Company                                   West Virginia
 (7)  Duchess Coal Company                                 West Virginia
 (7)  Duncan Fork Coal Company                             Pennsylvania
 (7)  Eagle Energy, Inc.                                   West Virginia
 (7)  Highland Mining Company                              West Virginia
 (7)  Hopkins Creek Coal Company                           Kentucky
 (7)  Omar Mining Company                                  West Virginia
 (7)  Robinson-Phillips Coal Company                       West Virginia
 (7)  Russell Fork Coal Company                            West Virginia
 (7)  Shannon-Pocahontas Coal Corporation                  West Virginia
 (7)  Stirrat Coal Company                                 West Virginia
 (7)  Stone Mining Company                                 Kentucky
 (7)  T.C.H. Coal Co.                                      Kentucky
 (7)  Town Creek Coal Company                              West Virginia
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 (7)  Trace Creek Mining Company                           West Virginia
 (7)  Williams Mountain Coal Company                       West Virginia
 (7)  Wyomac Coal Company, Inc.                            West Virginia
 (1)  Rawl Sales & Processing Co.                          West Virginia
 (8)  Barnabus Land Company                                West Virginia
 (8)  Ben Creek Coal Company                               West Virginia
 (8)  Capstan Mining Company                               Colorado
 (8)  Feats Venture Capital Corp.                          West Virginia
 (8)  Jacks Branch Coal Company                            West Virginia
 (8)  Lick Branch Coal Company                             West Virginia
 (8)  Lynn Branch Coal Company, Inc.                       West Virginia
 (8)  Massey Coal Capital Corp.                            West Virginia
 (8)  Massey New Era Capital Corp. (less than 100%)        West Virginia
 (8)  Menefee Land Company, Inc.                           Colorado
 (8)  New Massey Capital Corp. (less than 100%)            West Virginia
 (8)  Peter Cave Mining Company                            Kentucky
 (8)  Preferred Management Capital Corp. (less than 100%)  West Virginia
 (8)  Rawl Sales Venture Capital Corp. (less than 100%)    West Virginia
 (8)  Rockridge Coal Company                               West Virginia
 (8)  Rum Creek Coal Sales, Inc.                           West Virginia
 (8)  Sprouse Creek Venture Capital Corp. (less than 100%) West Virginia
 (8)  St. Alban's Capital Management Corp.                 West Virginia
 (8)  Sun Coal Company, Inc.                               Colorado
 (8)  Sycamore Fuels, Inc.                                 West Virginia
 (1)  Performance Coal Company                             West Virginia
 (9)  Continuity Venture Capital Corp.                     West Virginia
 (9)  Goals Coal Company                                   West Virginia
 (9)  New River Capital Company                            West Virginia
 (9)  SPM Capital Management Corp.                         West Virginia


(1)  Owned by A. T. Massey Coal Company, Inc.
(2)  Owned By Elk Run Coal Company, Inc.
(3)  Owned by Martin County Coal Corporation
(4)  Owned by Sidney Coal Company, Inc.
(5)  Owned by Nicholas Energy Company
(6)  Owned by Massey Coal Sales Company, Inc.
(7)  Owned by Long Fork Coal Company
(8)  Owned by Rawl Sales & Processing Co.
(9)  Owned by Performance Coal Company